Calculation of Filing Fee Tables
S-8
Eagle Nuclear Energy Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per shar	Other	5,937,008	$ 10.89	$ 64,654,017.12	0.0001381	$ 8,928.72
Total Offering Amounts:						$ 64,654,017.12		$ 8,928.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,928.72
Offering Note
[1]	Estimated in accordance with Rule 457(c))and Rule 457(h) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock, par value $0.0001 per share (the "Common Stock"), on the Nasdaq Capital Market on April 29, 2026, which date is within five business days prior to filing this registration statement. Represents up to an aggregate of 5,937,008 shares of the Common Stock (the "Shares"), consisting of (i) up to 4,437,008 shares of Common Stock, issuable under the Eagle Nuclear Energy Corp. 2025 Equity Incentive Plan (the "Plan"), and (ii) up to 1,500,000 shares of Common Stock (the "Earnout Shares") reserved for future issuance under the Plan to be used solely and exclusively for the grant of Common Stock pursuant to the earnout provisions of the Amended and Restated Agreement and Plan of Merger, dated as of September 29, 2025 (as it may be amended, supplemented, or otherwise modified from time to time, the "Merger Agreement"), by and among Spring Valley Acquisition Corp. II, the Registrant, Spring Valley Merger Sub III, Inc., a wholly owned, direct subsidiary of the Registrant, Spring Valley Merger Sub II, Inc., a wholly owned, direct subsidiary of the Registrant, and Eagle Energy Metals Corp. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also includes an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources